Exhibit 10.20

EXHIBIT C

REVOLVING CREDIT CONVERTIBLE NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

FUND.COM INC..
a Delaware Corporation

New York. New York	$1, 343,000.00
April __ 2009

           FOR VALUE RECEIVED, the undersigned, FUND.COM INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, promises to pay to the order of IP GLOBAL INVESTORS LTD., a Nevada corporation (the “Lender”) or its registered assigns (together with the Lender, the “Holder”), the principal sum of ONE MILLION THREE HUNDRED AND FORTY THREE THOUSAND DOLLARS (US$1,343,000) or such lesser amount as may be outstanding from time to time on the Maturity Date (as defined below).

This Revolving Credit Convertible Note (this “Note”) is issued by the Company to the Holder pursuant to the terms and conditions of a revolving credit loan agreement, dated the date of this Note (the “Loan Agreement”).  Unless otherwise separately defined herein, all capitalized terms, when used in this Note shall have the same meaning as is defined in the Loan Agreement.  This Note replaces and supercedes in its entirety the Prior Note, as defined in the Loan Agreement.

The Company represents and warrants to the Holder that this Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of Stock holders of the Company and will not impose personal liability upon the Holder.

1.           Principal and Interest.   To the extent not converted into Class A Common Stock as contemplated herein, the entire principal amount of this Note shall be due and payable on the Maturity Date, together with accrued and unpaid interest on the unpaid principal amount of this Note at the annual compounded rate of nine percent (9%) (computed on the basis of a 360-day year and the actual days elapsed) from the Issue Date until all amounts due and owing hereunder by the Company to the Holder have been paid in full.  The Company shall pay interest on this Note, at the Interest Rate, as provided in the Loan Agreement.

2.           Place of Payment.  All amounts payable hereunder shall be payable at the address designated by the Holder.

3.           Prepayment.  The Company shall not have the right to prepay this Note, whether in whole or in part, without the prior written consent of the Holder; provided, however, that if the Borrower shall be permitted to terminate the Loan Agreement, as provided in Section 8(c) of the Loan Agreement, the Company may prepay this Note in full, without prepayment premium or penalty.

4.           Covenants.  The Company covenants that so long as any of the Notes are outstanding, unless the Holder of this Note consents in writing (which consent shall not be unreasonably withheld or delayed):

(a)           Liens.  The Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

           (i)           liens existing on property or assets of the Company or any Subsidiary as of the date of this Agreement, as set forth on Schedule 4(a);

           (ii)           liens for taxes, assessments or governmental charges not then due and delinquent;

           (iii)          encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way, minor survey exceptions and other rights and restrictions of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially impair the use or value of the property or assets subject thereto or which relate only to assets that in the aggregate are not material;

           (iv)          liens incidental to the conduct of business or the ownership of properties and assets (including landlords’, lessors’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar liens) and liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

                           (v)           liens incurred to secure institutional financing obtained by the Company and/or its Subsidiaries pursuant to arms-length transactions; and

                           (vi)          liens incurred in connection with purchase-money transactions.

(b)           Mergers, Consolidations, Etc. The Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (collectively, a “Sale”).

(c)           Sale of Assets.  Except as otherwise set forth herein, the Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively, a "Disposition"), any material assets of any Subsidiary or any of the shares of capital Stock  of any Subsidiary, in one or a series of transactions, to any Person, other than Dispositions of inventory and products sold by such Subsidiaries in the ordinary course of business.

(d)           Nature of Business.  Except as set forth on Schedule 4(d) hereto, the Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

                (e)           Transactions with Affiliates.  Excepting for existing transactions set forth on Schedule 4(e), the Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, enter into directly or indirectly any transaction or material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.  Furthermore, none of the terms or conditions of the arrangements described in Schedule 4(e) will be modified, terminated or amended or revised in a manner more favorable to the Affiliate, except to the extent that any such modification, termination, amendment or revision is (i) upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate and (ii) approved by a majority of the independent directors of the Company.  Additionally, the Company represents and warrants that, except as set forth on Schedule 4(e), there is no existing or contingent liability to the Company and/or any of its Subsidiaries resulting from the termination of any agreements or arrangements previously in existence between the Company and/or its Subsidiaries, on one hand, and an Affiliate thereof, on the other hand.

(f)           Distributions and Stock  Repurchases.  The Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any Subsidiary or any warrants, rights or options to purchase or acquire any such shares.  Except as set forth on Schedule 4(f), the Company will not and will not permit any Subsidiary to make any distribution or dividend of cash or other property with respect to its capital stock.

                (g)           Investments.  Except for: (i) the Investment in National Holdings Corporation (“NHC”) as contemplated by that certain Securities Purchase Agreement dated April 7, 2009 between the Company and NHC, and (ii) the Investment in AdvisorShares Investments, LLC (“AdvisorShares”) as contemplated by that certain Securities Purchase Agreement dated October 31, 2008 between the Company and AdvisorShares, the Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, make any loan or advance to any Person or entity, or purchase or otherwise acquire any capital stock , assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person or entity (collectively, “Investments”), except Investments in direct obligations of the United States or any agency thereof, bonds, and certificates of deposit in commercial or savings banks of recognized standing.

(h)           Acquisitions.  Except for the Investment in NHC, the Company shall not, and shall not permit any of the Subsidiaries to, acquire the capital stock or assets of any Person, whether by asset purchase, stock purchase, merger or like combination or consolidation (an “Acquisition”).

5.           Events of Default. An “Event of Default” under this Note shall exist if any Event of Default under Section 9 of the Loan Agreement shall occur and be continuing.

6.           Default Interest.  During any period that an Event of Default has occurred and is continuing, any amount of principal on this Note then outstanding shall bear interest (the “Default Interest”), and the Company shall pay to the Holder hereof in cash as liquidated damages and not as a penalty, at an annual rate equal to (i) two percent (2%) for the first thirty (30) days, or fraction thereof, after such Event of Default has occurred and (ii) thereafter at an annual rate equal to three and one-half percent (3.5%) for each thirty (30) day period, or fraction thereof, until the earlier of (A) this Note, including accrued but unpaid interest thereon, are paid in full or (B) such Default or Event of Default, if curable under the terms of this Note or the Loan Agreement, has been cured.  Such Default Interest shall be paid to the Holder of this Note by the fifteenth (15th) day of the month following the month in which it has accrued or, if not so paid, shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note.

7.           Conversion.

    (a)           Conversion by Holder.  At any time or from time to time on or before the Maturity Date of this Note, the Holder shall have the right, at such Holder’s option and by written notice to the Company, to convert this Note, in whole or in part, into fully paid and nonassessable shares of Class A Common Stock  of the Company at the “Conversion Price” (as defined below) then in effect; such conversion to be effective as of the Conversion Date.  The number of shares of Class A Common Stock  into which this Note may be converted (the “Conversion Shares”) shall equal to the result of dividing (i) the principal amount of this Note to be converted, plus all accrued interest on the principal amount of this Note to be converted, by (ii) the Conversion Price, Subject to adjustment as provided below, the Conversion Price shall be Sixty Cents (US $0.60).

The Conversion Shares and the Conversion Price are subject to adjustment in accordance with this Section 7.

           (b)           Conversion Procedure.  Before the Holder shall be entitled to convert this Note into shares of Common Stock , he or it shall give written notice in substantially the same form as Exhibit I, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to Section 7(a), and shall state therein the amount of the unpaid amount of this Note to be converted, the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued, the number of Conversion Shares to be issued and the Conversion Price per share (the “Conversion Notice”).  In addition the Holder shall surrender this Note, duly endorsed, at the office of the Company and the Company shall, as soon as practicable thereafter (but in any event within five (5) Business Days thereafter), issue and deliver to the Holder of this Note a certificate or certificates for the number of shares of the Class A Common Stock  to which the Holder shall be entitled upon conversion (bearing such legends as are required by applicable state and federal securities laws), together with a replacement Note (if any amount is not converted) and any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note.  The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Class A Common Stock  upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock  as of such date.

           (c)           Fractional Shares; Interest; Effect of Conversion.  No fractional shares shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to which the Holder would otherwise be entitled, the Company shall round the number of shares to be issued upon conversion up to the nearest whole number of shares.

           (d)           Effect of Certain Events.

                      (i)           Adjustment Due to Merger, Consolidation, Etc.  If, at any time when this Note is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Class A Common Stock  of the Company shall be changed into the same or a different number of shares of another class or classes of Stock  or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon conversion of the Holder’s Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class A Common Stock  immediately theretofore issuable upon conversion, such Stock , securities or assets which the holder would have been entitled to receive in such transaction had the Holder’s Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of the Holder’s Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.  The Company shall not effect any transaction described in this Section 7(d)(i) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of Stock holders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holder shall be entitled to convert the Holder’s Note notwithstanding Section 7(d)(iii)), and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 7(d)(i).  The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                      (ii)           Adjustment Due to Distribution.  If, at any time when this Note is issued and outstanding, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Class A Common Stock  as a dividend, stock  repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital Stock  of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of the Holder’s Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Class A Common Stock issuable upon such conversion had such Holder been the holder of such shares of Class A Common Stock on the record date for the determination of shareholders entitled to such Distribution and the Note shall be deemed repaid by the amount of the fair value of the Distribution.

      (iii)           Adjustment Due to Dilutive Issuance.  If, at any time when this Note is issued and outstanding, the Company issues or sells, or in accordance with this Section 7(d) is deemed to have issued or sold, any shares of Class A Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Class A Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the lower of (i) the amount of the consideration per share received by the Company in such Dilutive Issuance and (ii) the price determined by multiplying the Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, (A) the numerator of which is an amount equal to the sum of (x) the number of shares of Class A Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 7(e)(vi) hereof, received by the Company upon such Dilutive Issuance divided by the Conversion Price in effect immediately prior to the Dilutive Issuance, and (B) the denominator of which is the Class A Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance; provided that only one adjustment will be made for each Dilutive Issuance.  The term “Class A Common Stock Deemed Outstanding” shall mean the number of shares of Class A Common Stock actually outstanding (not including shares of Class A Common Stock held in the treasury of the Company), plus (i) pursuant to Section 7(e)(i) hereof, the maximum total number of shares of Class A Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and (ii) pursuant to Section 7(e)(ii) hereof, the maximum total number of shares of Class A Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.  No adjustment to the Conversion Price shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

           (e)           Effect on Conversion Price of Certain Events.  For purposes of determining the adjusted Conversion Price, the following will be applicable:

           (i)           Issuance of Rights or Options.  If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Class A Common Stock or other securities convertible into or exchangeable for Class A Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Class A Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Class A Common Stock is issuable upon the exercise of such Options is less than the Conversion Price on the date of issuance or grant of such Options, then the maximum total number of shares of Class A Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share.  For purposes of the preceding sentence, the “price per share for which Class A Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Class A Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable).  No further adjustment to the Conversion Price will be made upon the actual issuance of such Class A Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

           (ii)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Class A Common Stock is issuable upon such conversion or exchange is less than the Conversion Price on the date of issuance, then the maximum total number of shares of Class A Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share.  For the purposes of the preceding sentence, the “price per share for which Class A Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Class A Common Stock issuable upon the conversion or exchange of all such Convertible Securities.  No further adjustment to the Conversion Price will be made upon the actual issuance of such Class A Common Stock upon conversion or exchange of such Convertible Securities.

                          (iii)           Change in Option Price or Conversion Price.  If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Class A Common Stock (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

           (iv)           Subdivision or Combination of Common Stock .  If the Company at any time subdivides (by any Stock  split, Stock  dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Class A Common Stock acquirable hereunder into a greater number of shares, then, after such date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time combines (by reverse Stock  split, recapitalization, reorganization, reclassification or otherwise) the shares of Class A Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                           (v)           Treatment of Expired Options and Unexercised Convertible Securities.  If, in any case, the total number of shares of Class A Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Class A Common Stock issued upon exercise or conversion thereof), never been issued.

           (vi)           Calculation of Consideration Received.  If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of the Holder’s Note will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale.  In case any Common Stock , Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the market price thereof as of the date of receipt.  In case any Common Stock , Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock , Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

                           (vii)           Exceptions to Adjustment of Conversion Price.  No adjustment to the Conversion Price will be made (A) upon the issuance of shares of Class A Common Stock or options or warrants to purchase Class A Common Stock to employees of the Company pursuant to any Stock  or option plan duly adopted by the Board of Directors of the Company on or before the date hereof, (B) the issuance of shares of Class A Common Stock upon exercise of any of the Warrants or (C) the issuance of securities pursuant to and as contemplated by the Securities Purchase Agreement between the Company, Amalphis Group Inc., and Global Asset Fund Limited.

    (f)           Notice of Adjustments.  Upon the occurrence of any event which requires any adjustment of the Conversion Price, then, and in each such case, the Corporation shall give notice thereof to the Holder of this Note, which notice shall state the Conversion Price resulting from such adjustment and the number of shares of Class A Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of such Holder’s Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Such calculation shall be certified by the Chief Financial Officer of the Corporation.

           (g)           Status as Shareholder.  Upon submission of a Conversion Notice by a holder of a Note, (i) the shares covered thereby shall be deemed converted into shares of Class A Common Stock and (ii) the holder’s rights as a holder of such converted portion of the Holder’s Note shall cease and terminate, excepting only the right to receive certificates for such shares of Class A Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Company to comply with the terms of the Holder’s Note.  Notwithstanding the foregoing, if a holder has not received certificates for all shares of Class A Common Stock on or prior to the fifth (5th) Business Day after the Conversion Notice with respect to a conversion of any portion of the Holder’s Note for any reason, then the holder may elect at such holder’s option to regain the rights of a holder of the Holder’s Note with respect to such attempted converted portions of the Holder’s Note and the Company shall, as soon as practicable, return such attempted converted Note to the holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of the Holder’s Note has not been converted.  In all cases, the holder shall retain all of its rights and remedies for the Company’s failure to convert the Holder’s Note.

8.           Notices of Record Date, etc.   Upon:

           (a)           Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Stock  of any class or any other securities or property, or to receive any other right; or

           (b)           Any capital reorganization of the Company, any reclassification or recapitalization of the capital Stock  of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or

           (c)           Any voluntary or involuntary dissolution, liquidation or winding-up of the Company (including any deemed liquidation pursuant to the Articles),

then, the Company will mail to the Holder of this Note at least twenty (20) days prior to the earliest date specified above, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining Stock holders entitled to vote thereon.

9.           Reservation of Stock  Issuable upon Conversion.  The Company shall at all times reserve and keep available out of each series of its authorized but unissued shares of the Class A Common Stock enough shares solely for the purpose of effecting the conversion of this Note into such number of shares of the Class A Common Stock and if at any time the number of authorized but unissued shares of the Class A Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, and any accrued interest, without limitation of such other remedies as shall be available to the Holder of this Note, the Company will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of the Class A Common Stock to such number of shares as shall be sufficient for such purposes.

10.           Indemnification.

               (a)           Survival.  All representations, warranties and covenants of the Company in the Transaction Documents will survive the Issuance Date.  The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties and covenants will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, shall not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties and covenants.

(b)           Indemnification.  The Company will indemnify and hold harmless the Holder, and each of its officers, partners, managers, and all Persons who control (as such term is defined under the Securities Act or the 34 Act) the Holder (each an “Indemnified Party” and collectively the “Indemnified Parties”), and will pay to the Indemnified Parties the amount of, any loss, liability, claim, damage, expense, including costs of investigation and defense and reasonable attorneys’ fees, (collectively, “Damages”) arising, directly or indirectly, from or in connection with (i) any breach of any representation or warranty made by the Company in this Note or the other Transaction Documents or (ii) any breach by the Company of any covenant or obligation of the Company in this Note and the other Transaction Documents.

(c)           Time Limitations.  The Company shall have no liability (for indemnification or otherwise) with respect to any breach of any representation or warranty, unless on or before the date that is one (1) year from the Effective Date under the Loan Agreement, an Indemnified Party notifies the Company of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by such Indemnified Party.

               (d)           Procedure for Indemnification.  If a claim is to be made against the Company under Section 10(b), the Indemnified Party shall give notice to the Company of such claim.  In the event that the Company objects in writing to any claim for Damages, the Indemnified Party and the Company shall attempt in good faith to resolve the dispute.  The remedies provided in this Section 10 will not be exclusive of or limit any other remedies that may be available to the Buyers.  When determining Damages under this Section 10 all materiality qualifiers will be disregarded.

11.           Governing Law; Jury Trial.

               (a)           Governing Law.  The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.  The Company hereby consents to the non-exclusive jurisdiction and venue of the Courts of the State of New York, located in the City and County of New York and the United States District Court, Southern District, for the State of New York with respect to any matter relating to this Note and performance of the parties’ obligations hereunder, the Transaction documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the Company’s obligations hereunder and thereunder and the Company hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction.  Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts.  The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding.  Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of New York by registered or certified mail to the parties and their representatives at their respective addresses specified in this Note or the Subscription Agreement, provided that a reasonable time, not less than thirty (30) days, is allowed for response.  Service of process may also be made in such other manner as may be permissible under the applicable court rules.

               (b)           Waiver of Jury Trial.  The Company hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.  The scope of this waiver is intended to be all encompassing of any disputes that may be filed in any court and that relate to the subject mater of this Note, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  The Company acknowledges that this waiver is a material inducement for each party to enter into a business relationship, that each party has relied on this waiver in entering into this Note and that the Holder will continue to rely on this waiver in their related future dealings.  The Company further warrants and represents that it has reviewed this waiver with its legal counsel, and that it has knowingly and voluntarily waived its rights to a jury trial following such consultation.  This waiver is irrevocable, meaning that, notwithstanding anything herein to the contrary, it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals and supplements or modifications to this agreement.  In the event of litigation, this Note may be filed as a written consent to a trial by the court.

12..           Successors and Assigns.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.  Subject to the foregoing, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors and assigns of the parties.

13.           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

13.           Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the Loan Agreement.

14.           Payment.  Payment shall be made in lawful tender of the United States.

15.           Usury.  Anything in this Note to the contrary notwithstanding, the Company shall never be required to pay interest on this Note at a rate in excess of the Highest Lawful Rate (as hereinafter defined), and if the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable under this Note shall be reduced to the maximum amount allowed under applicable law, and (b) any interest paid by the Company in excess of the Highest Lawful Rate shall be credited to the principal of this Note.  It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged, or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate, shall be made to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating, and spreading in equal parts during the period of the full stated term of this Note all interest at any time contracted for, charged or received by the Holder in connection herewith.  The “Highest Lawful Rate” shall mean the maximum rate of interest which the Holder is permitted by the laws of the State of New York to contract for, charge, or receive.

16.           Replacement Note.  Upon receipt by the Company of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to them; or (b) in the case of mutilation, upon surrender thereof; the Company, at its expense, will execute and deliver in lieu thereof a new debenture executed in the same manner as this Note.

17.           Waiver; Presentment. Presentment for payment, demand, notice of dishonor, protest, notice of protest, stay of execution and all other defenses to payment generally and notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note are hereby waived by the Company and its permitted successors and assigns.  Neither extension nor indulgence granted from time to time shall be construed as a novation of this Note or as a waiver of the rights of the Holder herein.  The liability of the Company shall be unconditional, without regard to the liability of any other party, and shall not be in any manner affected by any forbearance, partial action or delay on the part of the Holder in regard to the exercise of any right, power or remedy under this Note.

18.           Section Headings.  The headings of Sections shall not be taken into account in interpreting the terms of this Note.

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In Witness Whereof, the Company has caused this Note to be issued as of the date first written above.

FUND.COM INC.
(a Delaware corporation)

By: /s/  Gregory Webster
           Gregory Webster,
           Chief Executive Officer and President

EXHIBIT I

FUND.COM INC.
CONVERSION NOTICE

Reference is made to the Revolving Credit Convertible Note (the “Note”) of Fund.Com Inc. (the "Company").  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the amount (“Conversion Amount”) indicated below into shares of Class A Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, by tendering the Note representing the Conversion Amount as of the date specified below.

Amount of Loan to be Converted	Conversion Price	Number of shares of Common Stock to be issued

Please issue the Common Stock in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Please print name:
Title:

Dated: